D. Emerald Investments Ltd.
85 Medinat Ha Yehudim
Herzeliya, Israel

Attention: Mr. Roy Harel

Dear Sirs:

Reference is hereby made to (i) the Guaranty dated as of May 10, 2005 (the “Guaranty”) by Polystick U.S. Corp. (the “Guarantor”) in favor of D. Emerald Investments Ltd. (“Emerald”), (ii) the Pledge Agreement dated as of May 10, 2005 (the “Pledge Agreement”) between the Guarantor and Emerald and (iii) the Voting Agreement dated May 11, 2004 between the Guarantor and Emerald (the “Voting Agreement”).

Guarantor hereby (i) waives notice of the restatement and amendment of the Convertible Note effected pursuant to an agreement between GSV, Inc. and Emerald dated as of May 10, 2008, and (ii) consents and agrees that each reference to the Convertible Note contained in the Guaranty, the Pledge Agreement and the Voting Agreement shall be deemed a reference to the Amended and Restated Promissory Note dated the date hereof executed to Emerald by GSV, Inc. The Guarantor hereby acknowledges and confirms the full force and effect of the Guaranty, the Pledge Agreement and the Voting Agreement.

Very truly yours,

POLYSTICK U.S. CORP.

By /s/ Sagi Matza
Sagi Matza
President